COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS SMALL CAP STOCK INDEX FUND AND THE
STANDARD & POOR'S SMALL CAP 600 INDEX


EXHIBIT A:

              DREYFUS
             SMALL CAP            STANDARD
  PERIOD       STOCK           & POOR'S SMALL
             INDEX FUND        CAP 600 INDEX*

 6/30/97       10,000               10,000
 10/31/97      11,120               11,116
 10/31/98       9,855                9,887
 10/31/99      11,024               11,078

*Source:  Lipper Analytical Services, Inc.

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COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS S&P 500 INDEX FUND AND THE STANDARD &
POOR'S 500 COMPOSITE STOCK PRICE INDEX


EXHIBIT A:

                                      STANDARD
                 DREYFUS           & POOR'S 500
  PERIOD         S&P 500         COMPOSITE STOCK
                INDEX FUND         PRICE INDEX *

  1/2/90          10,000              10,000
 10/31/90          8,688               8,855
 10/31/91         11,542              11,814
 10/31/92         12,684              12,990
 10/31/93         14,521              14,927
 10/31/94         14,976              15,502
 10/31/95         18,823              19,596
 10/31/96         23,229              24,315
 10/31/97         30,538              32,120
 10/31/98         37,054              39,191
 10/31/99         46,320              49,248

*Source:  Lipper Analytical Services, Inc.
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COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS INTERNATIONAL STOCK INDEX FUND AND THE MORGAN
STANLEY CAPITAL INTERNATIONAL EUROPE, AUSTRALASIA, FAR
EAST (EAFE (R)) FREE INDEX

EXHIBIT A:

                                          MORGAN
                                         STANLEY
                                         CAPITAL
                                      INTERNATIONAL
                                          EUROPE,
                      DREYFUS           AUSTRALASIA,
                  INTERNATIONAL          FAR EAST
   PERIOD          STOCK INDEX          (EAFE(R))
                       FUND             FREE INDEX*

  6/30/97             10,000             10,000
  10/31/97             9,016              9,154
  10/31/98             9,889             10,037
  10/31/99            12,151             12,329

*Source: Morgan Stanley & Co. Incorporated